UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2020

Petrolia Energy Corporation

(Exact name of registrant as specified in its charter)

Texas	000-52690	86-1061005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

710 N. Post Oak Rd., Ste. 512, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 832-941-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BBLS	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2020, Petrolia Energy Corporation (the “Company”, “we” and “us”), acquired a 50% working interest in approximately 28,000 acres located in the Utikuma Lake area in Alberta, Canada (the “Canadian Property” and the “Working Interest”). The Canadian Property is an oil-weighted asset currently producing approximately 565 bopd of low decline light oil (~7%), with 76% of the low risk reserves and value coming from producing assets. Total 2P reserves are 4.7 MMboe with NPV10 of $68 MM. Upside potential includes low cost recompletion, workover and tighter pay opportunities. The facilities and gathering infrastructure are owned and operated, including a treatment facility with adequate capacity to accommodate growth. 3D seismic coverage over asset area helps support drilling and pool extension potential.

The Working Interest was acquired from Blue Sky Resources Ltd. (“Blue Sky”) in an affiliated party transaction as Zel C. Khan, the Company’s Chief Executive Officer, is related to the ownership of Blue Sky.

Blue Sky acquired a 100% working interest in the Canadian Property from Vermilion Energy Inc. (“Vermilion”) via Vermilion’s subsidiary Vermilion Resources. The effective date of the acquisition was May 1, 2020.

The acquisition of the Canadian Property was evidenced and documented by a Letter Agreement between the Company and Blue Sky dated December 16, 2019 and a Conveyance between the parties dated as May 29, 2020, pursuant to which the Company agreed to acquire the 50% Working Interest in consideration for $2,700,000 in Canadian dollars (“CAD”) (approximately $2,000,000 in U.S. dollars “USD”).

The Cash Payment was made with funds borrowed by the Company pursuant to the terms of certain Amended and Restated Loan Agreements (the “Loan Agreements” and the “Lenders”). The Company utilized an existing line of credit to borrow approximately $1,000,000 USD and an additional $1,000,000 USD was raised via short term bridge loan with a maturity date of January 30, 2021.

The Working Interest is held in the name of the Petrolia Canada Corporation, a wholly owned subsidiary of Petrolia Energy Corporation.

The foregoing description of the Letter Agreement and Conveyance, do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement and Conveyance, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Loan Agreements above in Item 1.01 is incorporated by reference into this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1*	Letter Agreement between Blue Sky Resources Ltd. and Petrolia Canada Corporation dated December 16, 2019
10.2*	Conveyance between Blue Sky Resources Ltd. and Petrolia Canada Corporation dated May 29, 2020

* Filed herewith.

** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petrolia Energy Corporation

/s/ Zel C. Khan
Zel C. Khan CEO

Date: June 4, 2020

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Letter Agreement between Blue Sky Resources Ltd. and Petrolia Canada Corporation dated December 16, 2019
10.2*	Conveyance between Blue Sky Resources Ltd. and Petrolia Canada Corporation dated May 29, 2020

* Filed herewith.

** Furnished herewith.